Jeffrey A. Engelsman
(303) 689-4285 - tel.
689-3827 - fax.

                                                                   June 27, 1997

Via EDGAR

Securities and Exchange Commission
Office of Insurance Products
Division of Investment Management
450 Fifth Street, N.W.
Mail Stop 10-6
Washington, D.C. 20549


Re:      Preliminary Proxy Maxim Series Fund, Inc. (Registration Nos. 2-75503
and 811-03364) filed pursuant to Rule 14a-6 of the Securities Exchange Act of 1934, as amended.

Dear Ladies and Gentlemen:

         Attached is a copy of the preliminary proxy to be released to shareholders on July 10, 1997. The purpose of this proxy is to consider and act upon a proposal to change the investment objective of the Small-Cap Index Portfolio. The shareholder meeting for which this proxy applies is scheduled for July 30, 1997.

         Should you have any questions regarding this filing, please do not hesitate to call me at the above listed telephone number.

                                                               Very truly yours,

                                                        /s/ Jeffrey A. Engelsman

                                                            Jeffrey A. Engelsman
                                                                       Attorney

                                          SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of the Securities
                                            Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2)) [ ] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                           Maxim Series Fund, Inc.
                              (Name of Registrant as Specified in Its Charter)

                                           Maxim Series Fund, Inc.
                                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  Title of each class of securities to which transaction applies:

                  Aggregate number of securities to which transaction applies:

                  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

                  Proposed maximum aggregate value of transaction:

                  Total fee paid:

    * Set forth the amount on which the filing is calculated and state how it was determined.

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         Amount previously paid:

         Form, Schedule or Registration Statement No.:

         Filing Party:     Maxim Series Fund, Inc.

         Date Filed:       June 29, 1997

                                                        PROXY
                                               MAXIM SERIES FUND, INC.
                          PROXY for SPECIAL METING OF SHAREHOLDERS JULY 30, 1997

The undersigned hereby appoints Beverly A. Byrne and Glen R. Derback, or any of them, to be the attorneys and proxies of the undersigned at the Special Meeting of Shareholders of Maxim Series Fund, Inc. to be held at 8515 E. Orchard Rd., Englewood, Colorado, at 10:00 a.m. on July 30, 1997 and at any adjournment thereof, and to represent and cast the votes held on record by the undersigned on June 25, 1997, upon the proposal below and as set forth in the Notice of Special Meeting and Proxy Statement for such Meeting.

1)PROPOSAL TO APPROVE OR DISAPPROVE THE PROPOSED CHANGE THE INVESTMENT OBJECTIVE OF THE SMALL-CAP INDEX PORTFOLIO;


             [  ]  FOR                 [  ]  AGAINST              [  ] ABSTAIN


                        (The Board of Directors recommend a vote FOR)

2) In the Board of Directors discretion, on such other business which may properly come before the meeting or any adjournment thereof.

This Proxy will be voted as specified. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED AS STATED IN THE PROXY STATEMENT. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


Dated:                          , 1997
                                                     (Signature of Shareholder)

This Proxy may be revoked by the Shareholder (Contractowner) at any time prior to the Special Meeting.

                  Please sign and date your Proxy and return promptly in the accompanying envelope.

                                                      MAXIM SERIES FUND, INC.

                              Executive Offices:         8515 East Orchard Road
                                                      Englewood, Colorado 80111
                               Mailing address:           P.O. Box 1700
                                                         Denver, Colorado 80201

                                                                    July 9, 1997

                                     NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                                    TO BE HELD ON JULY 30, 1997

TO THE SHAREHOLDERS OF MAXIM SERIES FUND, INC.

You are hereby notified that pursuant to the By-laws of Maxim Series Fund, Inc. (the "Fund"), a special meeting of its shareholders of the Small-Cap Index Portfolio of the Fund (the "Meeting") will be held at 8515 East Orchard Road, Englewood, Colorado on Wednesday July 30, 1997 at 10:00 a.m. Mountain Daylight Time for the following purposes:

  1. To consider and act upon a proposal to change the investment objective of the Small-Cap Index Portfolio;

  2. To transact any other business which may properly come before the Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 25, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. Owners of certain variable annuity contracts issued by Great-West Life & Annuity Insurance Company ("GWL&A") are entitled to provide voting instructions with respect to their proportionate interest in the Portfolios of the Fund.

You are invited and encouraged to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of Proxy and return it promptly in the envelope provided for that purpose. The enclosed Proxy is being solicited by the Board of Directors of the Fund.

                                             By Order of the Board of Directors



                                              Beverly A. Byrne
                                              Secretary


                                                              YOUR    VOTE    IS
                                                          IMPORTANT   NO  MATTER
                                                          HOW  MANY  SHARES  YOU
                                                          OWNED  ON  THE  RECORD
                                                          DATE.  PLEASE INDICATE
                                                          YOUR            VOTING
                                                          INSTRUCTIONS   ON  THE
                                                          ENCLOSED  PROXY  CARD.
                                                          DATE,  SIGN AND RETURN
                                                          IT  IN  THE   ENVELOPE
                                                          PROVIDED,   WHICH   IS
                                                          ADDRESSED   FOR   YOUR
                                                          CONVENIENCE  AND NEEDS
                                                          NO  POSTAGE  IF MAILED
                                                          IN THE UNITED  STATES.
                                                          WE      ASK       YOUR
                                                          COOPERATION IN MAILING
                                                          YOUR     PROXY    CARD
                                                          PROMPTLY.

                                                          PROXY STATEMENT

                                                      MAXIM SERIES FUND, INC.

                              Executive Offices:         8515 East Orchard Road
                                                      Englewood, Colorado 80111
                              Mailing Address:           P.O. Box 1700
                                                         Denver, Colorado 80201

                                                                   July 9, 1997

                           SPECIAL MEETING OF SHAREHOLDERS

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Maxim Series Fund, Inc. (the "Fund"), a Maryland corporation, to be voted at the July 30, 1997 Special Meeting (the "Meeting")of Shareholders of the Small-Cap Index Portfolio of the Fund. The Meeting will be held at 8515 East Orchard Road, Englewood, Colorado, on Wednesday, July 30, 1997 at 10:00 a.m. Mountain Daylight Time. It is anticipated that the approximate mailing date of this Proxy Statement will be July 9, 1997.

The Board of Directors has fixed the close of business on June 25, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof (the "Record Date"). Owners of contracts ("Contractowners") issued through the Series Accounts (as that term is defined below) by Great-West Life & Annuity Insurance Company ("GWL&A") who have allocated contract value to the Small-Cap Index Portfolio as of the Record Date will be entitled to provide voting instructions with respect to their proportionate interest (including fractional interests) in the Small-Cap Index Portfolio. Shares of the Portfolio are sold to Maxim Series Account, FutureFunds Series Account, and Retirement Plan Series Account of GWL&A to fund the benefits under variable annuity contracts (the "Contracts") issued by GWL&A. The three series accounts are hereinafter referred to as "the Series Accounts". The shares of the Portfolio are also sold to FutureFunds Series Account II of GWL&A and TNE Series (k) Account to fund certain variable annuity contracts issued by New England Life Insurance Company. FutureFunds Series Account II and TNE Series (k) Account are not registered with the Securities and Exchange Commission and the votes of the shares of Contractowners in FutureFunds Series Account II and TNE Series (k) Account are not being solicited.

The Investment Adviser to the Fund is GW Capital Management, Inc. ("GWCMI" or the "Adviser") 8515 East Orchard Road, Englewood, Colorado 80111.

Shares of the Portfolio are owned by the Series Accounts, on behalf of Contractowners. In accordance with it's view of present applicable law, shares of the Small-Cap Index Portfolio held in the Series Accounts will be voted based on instructions received from Contractowners who have allocated contract value to the Small-Cap Index Portfolio as of the Record Date. The number of votes which a Contractowner has the right to cast will be determined by applying his/her percentage interest in the Small-Cap Index Portfolio (held through a Series Account) to the total number of votes attributable to that Portfolio. In determining the number of votes, fractional shares will be recognized. Shares of the Portfolio as to which no timely voting instructions are received and shares owned by FutureFunds Series Account II and TNE Series (k) Account will be voted by GWL&A in proportion to the voting instructions which are received from Contractowners. Voting instructions to abstain on any item will be applied on a pro rata basis to reduce the votes eligible to be cast. A proxy may be revoked at any time before it is voted by the furnishing of a written revocation, properly executed, to the Fund's Secretary before the Meeting or by attending the Meeting. In addition to the solicitation of proxies by mail, proxies may be solicited by officers and employees of the Fund or GWL&A or its agents or affiliates personally or by telephone.

The following table indicates the Portfolio being solicited with respect to the Proposal being presented at the meeting:

-----------------------------------------------------------------------------------------------------------
              Proposal                               Summary                       Eligible Voters
-----------------------------------------------------------------------------------------------------------
1.  Approval of changes relating to    A proposal to change the investment   Only Contractowners
the Small-Cap Index Portfolio          objectives of the Small-Cap Index     having an interest in an
                                       Portfolio                             investment option
                                                                             corresponding to the Small-
                             Cap Index Portfolio of
                               Maxim Series Fund.
-----------------------------------------------------------------------------------------------------------

If the enclosed proxy is duly executed and returned in time to be voted at the Meeting, and not subsequently revoked, then all shares represented by the proxy will be voted in accordance with the instructions marked thereon. Approval of Proposal 1 requires the vote of a "majority of the outstanding voting securities," within the meaning of the Investment Company Act of 1940 (the "1940 Act"). The term "majority of outstanding voting securities" is defined under the 1940 Act to mean: (a) 67% or more of the outstanding shares present at a meeting of shareholders, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares, whichever is less.

The Board may seek one or more adjournments of the Meeting to solicit additional shareholders, if necessary, to obtain a quorum for the Meeting, or to obtain the required shareholder vote to approve Proposal 1. An adjournment would require the affirmative vote of the holders of a majority of the shares present at the Meeting (or an adjournment thereof) in person or by proxy and entitled to vote. If adjournment is proposed in order to obtain the required shareholder vote on a particular proposal, the persons named as proxies will vote in favor of adjournment those shares which they are entitled to vote in favor of such proposal and will vote against adjournment those shares which they are required to vote against such proposal.

The Fund and the Portfolios will pay no expenses associated with this proxy solicitation. Such expenses will be paid by GWCMI. Management of the Fund knows of no other business, other than that set forth in Proposal 1 which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

Beneficial Ownership

The Fund presently consists of twenty-two Portfolios, each of which issues a separate class of common stock, par value $.10 per share. Holders of common stock of the Small-Cap Index Portfolio on the Record Date will be entitled to one vote for each share held (and fractional votes corresponding to any fractional shares), with no shares having cumulative voting rights.

As of the Record Date, no persons other than the Series Accounts, FutureFunds II Series Account, and TNE Series (k) Account were entitled to provide voting instructions with respect to 5% or more of a Portfolio's outstanding shares and the Directors and executive officers of the Fund did not own any Portfolio shares.

As of the Record Date, all of the shares of the Portfolio were owned of record by either: (1) Maxim Series Account ("Maxim Account"); (2) FutureFunds Series Account ("FutureFunds"); (3) Retirement Plan Series Account ("Retirement Plan");
(4) FutureFunds Series Account II ("FutureFunds II"); or TNE Series (k) Account ("TNE (k)"). The number of shares outstanding for the Small-Cap Index Portfolio held by these respective entities is set forth below:

------------------------------------------------------------------------------------------------------------------------------------
       Portfolio             Maxim Account          FutureFunds          Retirement Plan          FutureFunds II             TNE (k)
------------------------------------------------------------------------------------------------------------------------------------
Small-Cap Index
------------------------------------------------------------------------------------------------------------------------------------

PROPOSAL 1:  CHANGE OF INVESTMENT OBJECTIVE OF THE SMALL-CAP INDEX PORTFOLIO

         Background

         The investment objective of the Small-Cap Index Portfolio (the "Portfolio") is to provide investment results, before fees, that correspond to the total return of the Russell 2000 Index. The corresponding index contains 2000 stocks many of which are thinly traded. The lack of liquidity creates problems in trading in such shares on the same day that cash is received by the Portfolio. Therefore, there is a higher likelihood of tracking error since the trades cannot be made in a timely manner. In addition, the Russell 2000 is reconstituted every June. In June, 1996, 26% of the stocks constituting the index changed. Such drastic turnover means the Portfolio must incur large trading costs to match the revised index.

         As a result of the problems in tracking and reconstituting the Russell 2000 Index, it is proposed the investment objective of the Portfolio be changed. Under the proposal, the Portfolio's investment objective would be: to provide investment results, before fees, that correspond to the total return of the Standard & Poor's Small-Cap 600 Stock Index ("S&P 600").

         The S&P 600 Index is widely recognized and tracks an index of 600 small company stock prices. Over the three years since its creation, the S&P 600 Index has outperformed the Russell 2,000 Index. The S&P 600 Index is market-value weighted, meaning that each stock's influence on the index's performance is directly proportional to that stock's "market value" (the stock price multiplied by the number of outstanding shares). The securities that comprise the S&P 600 Index are traded on the New York Stock Exchange, the American Stock Exchange and the NASDQ quotation system. The S&P 600 Index is designed to monitor the performance of publicly traded common stock of the small company sector of the United States equities market.

         Standard & Poor's Small-Cap 600 Stock Index and S&P 600 are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Maxim Series Fund, Inc. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of using this index.

         The Portfolio will attempt to duplicate the performance of the S&P 600 Index while keeping transaction costs low and minimizing portfolio turnover. To achieve its investment objective, the Portfolio primarily will purchase equity securities that reflect, as a group, the performance of the S&P 600 Index. Like the index, the Portfolio will hold both dividend paying and non-dividend paying common stocks.

         From time to time adjustments may be made in the Portfolio's holdings due to a change in the composition of the S&P 600 Index. The Portfolio will attempt to achieve a correlation between its performance and that of the S&P 600 Index of at least 0.95, without taking into account expenses. A correlation of
1.00 would indicate perfect correlation, which would be achieve when the Portfolio's net asset value, including the value of its dividends and capital gains distributions, increases or decreases in exact proportion to changes in the S&P 600 Index. The Adviser will attempt to minimize any "tracking error" (the statistical measure of the difference between the investment results of the Portfolio and that of the S&P 600 Index) in making investments for the Portfolio. While the Small-Cap Index tries to remain invested in Index securities as fully as possible, it must manage cash flows resulting from the purchase and sale of Portfolio shares. Therefore, the Portfolio may also invest in U.S. dollar-denominated short-term bonds, and money market instruments, including U.S. Government securities, certificates of deposit, time deposits, bankers' acceptances and repurchase agreements for these securities. The Portfolio may buy commercial paper rated in one of the top two rating categories by an NRSRO or, if unrated, determined to be of comparable quality by the Investment Adviser. Brokerage and other transaction costs, as well as investment advisory fees for the Portfolio, in addition to potential tracking errors, will tend to cause the Portfolio's return to be lower than the return of the S&P 600 Index. There can be no assurance, as to how closely the Portfolio's performance will correspond to the performance of the S&P 600 Index.

         The changes would become effective immediately on August 1, 1997, and would be completely phased in by October 24, 1997 to allow the Portfolio a period to transition its holdings. At the time the new investment objective would become effective, the Adviser will determine, based on market conditions and the new investment objective, the extent to which securities held by the Portfolio will be sold and new securities purchased. It is, however, important to understand the S&P 600 Index is a sub-set of the Russell 2,000 and therefore, certain securities will be retained. While it is anticipated the Adviser will have to make significant changes in the current holdings of the Portfolio as a result of the new investment objective, the Fund cannot predict the precise impact the proposed changes would have on the Portfolio's turnover rate. However, the Fund estimates that approval of this proposal would cause the turnover rate for 1997 to be approximately 66% due to the transition and for subsequent years, approximately 7.5%, though there can be no assurance that these estimates will be accurate. For comparison purposes, the turnover rate during 1996 was 39.66% and 1995 was 30.17%. The Portfolio may also incur additional brokerage expenses as a result of the conversion. The anticipated cost of these brokerage expenses is approximately $120,000.

         If this proposal is approved at the Meeting, value held under a Contract will remain in the Investment Division that invests in the Small-Cap Index Portfolio unless separate instructions are received from the Contractowner to move the assets into another available portfolio.

         Vote Required

         In order to approve this Proposal, the affirmative vote of the holders of a majority of the outstanding shares of the Portfolio is required. "Majority" for this purpose means: (a) 67% or more of the outstanding shares present at a meeting of shareholders, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares whichever is less.

         Evaluation of the Board of Directors

         At a meeting of the Board held on June 2, 1997, at which a majority of the Independent Directors were in attendance, the Board evaluated the Proposal. Prior to and during the meeting the Board requested information they deemed necessary to enable them to determine whether the Proposal is in the best interest of the Fund, the Portfolio and its shareholders.

         Based upon the Board's review and the evaluation of the materials they received, and in consideration of all factors deemed relevant, the Board determined the Proposal is reasonable and in the best interest of the Fund, the Portfolio and its shareholders. Accordingly, the Board, including all of the Independent Directors, unanimously approved the Proposal and voted to recommend that the Portfolio's shareholders vote to approve the proposed change in investment objective.

THE DIRECTORS, INCLUDING A MAJORITY OF THE INDEPENDENT DIRECTORS, RECOMMEND THAT SHAREHOLDERS OF THE PORTFOLIO VOTE TO APPROVE THE PROPOSED CHANGE IN INVESTMENT OBJECTIVE.

         The fund will furnish, without charge, a copy of the 1996 Annual Report and the June 30, 1997 semiannual report upon request of a Contractowner who has allocated contract value to the Small-Cap Index Portfolio of the Fund. Such requests should be forwarded to Karen Miller, 8515 East Orchard Road, Englewood, Colorado 80111; (800) 537-2033 ext. 4441.


                                             By Order of the Board of Directors




                                              Beverly A. Byrne
                                              Secretary

July 9, 1997